Consent of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
Smith Barney Municipal Money Market Fund, Inc.:

We consent to the use of our report, incorporated herein by reference, dated May 24, 2006, for Smith Barney Municipal Money Market Fund, Inc. as of March 31, 2006 and to the references to our firm under the headings "Financial highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                                KPMG LLP


New York, New York
July 26, 2006